VALIDUS ANNOUNCES RECORD FULL YEAR 2013 NET OPERATING INCOME OF $578.7 MILLION AND
GROSS PREMIUMS WRITTEN OF $2.4 BILLION

BOOK VALUE PER DILUTED SHARE OF $36.23 AT DECEMBER 31, 2013

VALIDUS ALSO PROVIDES JANUARY 2014 REINSURANCE RENEWAL DETAILS
FOR VALIDUS RE AND ALPHACAT

Pembroke, Bermuda, January 30, 2014 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus for the year ended December 31, 2013 of $532.7 million, or $4.94 per diluted common share, compared to $408.4 million, or $3.99 per diluted common share, for the year ended December 31, 2012.
Net operating income available to Validus for the year ended December 31, 2013 was $578.7 million, or $5.38 per diluted common share, compared to $333.8 million, or $3.26 per diluted common share, for the year ended December 31, 2012.
Commenting on the financial results for the year ended December 31, 2013, Validus' Chairman and CEO Ed Noonan stated:

“In 2013 Validus reported record full year gross premiums written of $2.4 billion and record full year net operating income of $578.7 million resulting in a 15.2% net operating return on average equity. 2013 was the eighth full year of operations for Validus and I am extremely proud of our growth from an ambitious startup company to a global leader in the short tail classes of reinsurance and insurance. We have strong and sustainable businesses in all three of our core operating units: Validus Re, Talbot and AlphaCat, each supported by excellent financial resources and run by talented business leaders.

Each of these businesses had significant success in 2013:

•
Talbot Underwriting, Ltd. reported record gross premiums written of $1.1 billion and record net operating income of $186.5 million as it continued to build on its track record of success in the Lloyd's market.

•
Validus Reinsurance, Ltd. reported record gross premiums written of $1.2 billion and net operating income of $498.2 million, a reflection of its leadership position in the short tail reinsurance market.

•	AlphaCat Managers wrote $147.0 million of gross premium and launched a fourth sidecar, AlphaCat 2014, Ltd. which was fully deployed with $204.0 million of available limit at January 1, 2014."

Fourth Quarter 2013 Results
Net income available to Validus for the three months ended December 31, 2013 was $95.3 million, or $0.93 per diluted common share, compared to a net loss attributable to Validus of ($90.7) million, or ($0.94) per diluted common share, for the three months ended December 31, 2012.
Net operating income available to Validus for the three months ended December 31, 2013 was $96.4 million, or $0.94 per diluted common share, compared to a net operating loss attributable to Validus of ($100.8) million, or ($1.05) per diluted common share, for the three months ended December 31, 2012.
Net income available to Validus, earnings per diluted share available to Validus, net operating income available to Validus, and operating earnings per diluted share available to Validus by significant entity for the three months ended December 31, 2013 were as follows:

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

	Net Income Available to Validus	Net Operating Income Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$88.8	$88.4
Talbot	29.3	33.4
PaCRe, Ltd.	2.9	0.2
Other AlphaCat Companies	12.0	11.7
Corporate & Eliminations	(37.7)	(37.3)
Total	$95.3	$96.4
Earnings per diluted share available to Validus	$0.93
Operating earnings per diluted share available to Validus		$0.94
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

January 2014 Reinsurance Renewals - Validus Re and AlphaCat segments
During the January 2014 renewal season, the Validus Re and AlphaCat segments underwrote $575.2 million in gross premiums written, a decrease of 3.2% from the prior year period. This renewal data does not include: (i) Talbot's operations as its business is distributed relatively evenly throughout the year and (ii) U.S. agriculture premiums.
Below is a table outlining the Validus Re and AlphaCat combined January 2014 renewals split by Catastrophe XOL, Per Risk and Proportional.

	January 2014 Gross Premiums Written

	Validus Re segment and AlphaCat segment premium (including intercompany eliminations) (c)
	Catastrophe XOL	Per Risk	Proportional	Total
	(Expressed in millions of U.S. dollars)
2014	$355.2	$72.2	$147.8	$575.2
2013	$387.0	$74.9	$132.4	$594.3
Increase (Decrease)	(8.2)%	(3.6)%	11.6%	(3.2)%
Below is a table outlining the Validus Re and AlphaCat segments' January 2014 reinsurance renewals split by line.

Validus Re segment premium (c)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2014	$112.7	$143.1	$138.1	$108.0	$501.9
2013	$150.5	$157.5	$142.6	$60.5	$511.1
Increase (Decrease)	(25.1)%	(9.1)%	(3.2)%	78.5%	(1.8)%

AlphaCat segment premium (a)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2014	$44.6	$37.5	$—	$3.9	$86.0
2013	$43.4	$49.6	$—	$—	$93.0
Increase (Decrease)	2.8%	(24.4)%	—%	NM	(7.5)%

Validus Re segment and AlphaCat segment premium (including intercompany eliminations) (c)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2014 (b)	$154.2	$174.9	$138.1	$108.0	$575.2
2013 (b)	$186.2	$205.0	$142.6	$60.5	$594.3
Increase (Decrease)	(17.2)%	(14.7)%	(3.2)%	78.5%	(3.2)%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

(a)
The renewal of AlphaCat premium in January 2014 is written through AlphaCat Reinsurance, Ltd. (“AlphaCat Re”), which is fully consolidated. AlphaCat Re writes business on behalf of AlphaCat 2013, Ltd., AlphaCat 2014, Ltd. and the AlphaCat ILS funds.  Premium also includes PaCRe, Ltd.  The renewal of AlphaCat premium in January 2013 includes AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd. which are accounted for as investments in operating affiliates, under the equity method. Therefore, the 2013 renewal data above is considered ‘managed’ premium.

(b)
An inter-segment elimination between AlphaCat and Validus Re totaling $12.7 million for 2014 (2013:$9.8 million) has been considered in calculating these totals. This elimination relates to business ceded by Validus Re to AlphaCat through a variable quota share arrangement.

(c)	The renewal data above does not include intercompany eliminations between Validus Re and Talbot.

NM - not meaningful

Full Year 2013 Results

Highlights for the year ended December 31, 2013 include the following:

•	Gross premiums written for the year ended December 31, 2013 were $2,401.1 million compared to $2,166.4 million for the year ended December 31, 2012, an increase of $234.7 million, or 10.8%.

•	Net premiums earned for the year ended December 31, 2013 were $2,102.0 million compared to $1,873.2 million for the year ended December 31, 2012, an increase of $228.8 million, or 12.2%.

•	Underwriting income for the year ended December 31, 2013 was $604.9 million compared to $248.7 million for the year ended December 31, 2012, an increase of $356.2 million, or 143.2%.

•
Combined ratio for the year ended December 31, 2013 of 71.2% which included $205.4 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.8 percentage points. Combined ratio for the year ended December 31, 2012 of 86.8% which included $175.0 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.3 percentage points.

•
Net operating income available to Validus for the year ended December 31, 2013 was $578.7 million compared to $333.8 million for the year ended December 31, 2012, an increase of $244.8 million, or 73.3%.

•	Net income available to Validus for the year ended December 31, 2013 was $532.7 million compared to $408.4 million for the year ended December 31, 2012, an increase of $124.2 million, or 30.4%.

•	Return on average equity of 14.0% and net operating return on average equity of 15.2%.

Gross premiums written increased $234.7 million for the year ended December 31, 2013 compared to 2012. This increase in gross premiums written during 2013 primarily relates to the increase in the agriculture class of business of $175.3 million and AlphaCat premium of $125.4 million. The comparable AlphaCat premium for 2012 was considered managed gross premiums written and was not consolidated by the Company.

The consolidated current period loss ratio, excluding notable losses and loss reserve development on prior accident years, for the year ended December 31, 2013 was 44.7% compared to 36.0% for the year ended December 31, 2012. The 2013 increase in the normalized loss ratio is largely attributable to a number of non notable loss events that were below the $30.0 million notable loss threshold. In addition, our agricultural business was impacted by an early frost affecting fruit crop and a reduction in commodity prices, notably corn. As a result, our agricultural business was booked to a 100 percent combined ratio for the full year.

Fourth Quarter 2013 Results
Highlights for the fourth quarter include the following:

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	Gross premiums written for the three months ended December 31, 2013 were $237.3 million compared to $311.8 million for the three months ended December 31, 2012, a decrease of $74.6 million, or 23.9%.

•	Net premiums earned for the three months ended December 31, 2013 were $492.2 million compared to $499.3 million for the three months ended December 31, 2012, a decrease of $7.0 million, or 1.4%.

•
Underwriting income for the three months ended December 31, 2013 was $110.4 million compared to underwriting loss of ($113.1) million for the three months ended December 31, 2012, an increase of $223.4 million, or 197.6%.

•
Combined ratio for the three months ended December 31, 2013 of 77.6% which included $33.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 6.8 percentage points compared to a combined ratio for the three months ended December 31, 2012 of 122.7% which included $57.2 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.5 percentage points.

•
Net operating income available to Validus for the three months ended December 31, 2013 was $96.4 million compared to net operating loss attributable to Validus of ($100.8) million for the three months ended December 31, 2012, an increase of $197.2 million, or 195.6%.

•
Net income available to Validus for the three months ended December 31, 2013 was $95.3 million compared to a net loss attributable to Validus of ($90.7) million for the three months ended December 31, 2012, an increase of $186.0 million.

•	Annualized return on average equity of 10.2% and annualized net operating return on average equity of 10.3%.

Gross premiums written decreased $74.6 million for the three months ended December 31, 2013 compared to the three months ended December 31, 2012. This decrease primarily relates to reinstatement premiums attributable to Hurricane Sandy of $36.4 million in the fourth quarter of 2012 and downward premium estimate adjustments for certain classes during the fourth quarter of 2013.

Net premiums earned decreased $7.0 million for the three months ended December 31, 2013 compared to the three months ended December 31, 2012. This decrease is due to the changes in fourth quarter gross premiums written, noted above, which are offset by the increase in year to date gross premiums written of $234.7 million which impacts fourth quarter net premiums earned. The Flagstone run-off business provided $26.4 million of earned premium for the three months ended December 31, 2012, which was non recurring in 2013.

During the quarter there was unfavorable loss reserve development on both the 2010 and 2011 New Zealand earthquakes of $40.3 million and $30.6 million, respectively. The remaining Reserve for Development on 2011 Events of $29.0 million was fully allocated to the 2011 New Zealand earthquake, resulting in net unfavorable loss reserve development of $41.9 million. The consolidated current period loss ratio, excluding notable losses and loss reserve development on prior accident years, for the three months ended December 31, 2013 was 48.7% compared to 31.0% for the three months ended December 31, 2012. The increase is largely attributable to a number of non notable loss events that were below the $30.0 million notable loss threshold.

Notable Loss Events
During the three months ended December 31, 2013, the Company did not incur any notable losses. For the three months ended December 31, 2012, the Company incurred $361.0 million from notable loss events, which represented 72.3 percentage points of the loss ratio. Net of $36.4 million of reinstatement premiums, the effect of these events on net income was a decrease of $324.6 million. The Company's loss ratio, excluding prior year development and notable loss events, for the three months ended December 31, 2013 and 2012 was 48.7% and 31.0%, respectively.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Three Months Ended December 31, 2013
(Dollars in thousands)
Fourth Quarter 2013 Notable Loss Events (a) (e)	Validus Re		AlphaCat		Talbot		Total
Description	Net Losses and Loss Expenses	% of NPE (c)	Net Losses and Loss Expenses	% of NPE (c)	Net Losses and Loss Expenses	% of NPE (c)	Net Losses and Loss Expenses	% of NPE (c)
None	$—	—%	$—	—%	$—	—%	$—	—%
Total	$—	—%	$—	—%	$—	—%	$—	—%

		Three Months Ended December 31, 2012
		(Dollars in thousands)
Fourth Quarter 2012 Notable Loss Events (a)		Validus Re		AlphaCat		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)
Hurricane Sandy (d)	Windstorm	$282,603	99.1%	$—	—%	$78,433	37.7%	$361,036	72.3%
Total		$282,603	99.1%	$—	—%	$78,433	37.7%	$361,036	72.3%

(a)
The notable loss event amounts were based on management's estimates following a review of the Company's potential exposure and discussions with certain clients and brokers. Given the magnitude of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company's actual ultimate net losses from these events may vary materially from these estimates.

(b)	Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums for the three months ended December 31, 2013 and 2012 were $nil and $36.4 million, respectively.

(c)	NPE = Net premiums earned.

(d)
The AlphaCat segment's non-consolidated affiliates incurred net losses and loss expenses of $8.4 million related to Hurricane Sandy for the three months ended December 31, 2012. These losses are not included in the table above as the entities are accounted for as investments in operating affiliates.

(e)	The Company increased the threshold for disclosure of notable losses effective January 1, 2013 from $15.0 million to $30.0 million.

Validus Re Segment - Full Year 2013 Results
Highlights for the year ended December 31, 2013 include the following:

•
Gross premiums written for the year ended December 31, 2013 were $1,242.5 million compared to $1,132.0 million for the year ended December 31, 2012, an increase of $110.6 million, or 9.8%. Gross premiums written for the year ended December 31, 2013 included $744.6 million of property premiums, $194.0 million of marine premiums and $303.9 million of specialty premiums compared to $771.6 million of property premiums, $257.5 million of marine premiums and $102.9 million of specialty premiums for the year ended December 31, 2012.

•	Net premiums earned for the year ended December 31, 2013 were $1,133.9 million compared to $1,023.3 million for the year ended December 31, 2012, an increase of $110.7 million, or 10.8%.

•	The combined ratio for the year ended December 31, 2013 was 62.6% compared to 78.2% for the year ended December 31, 2012, a decrease of 15.6 percentage points.

•
The loss ratio for the year ended December 31, 2013 was 37.9% compared to 56.2% for the year ended December 31, 2012, a decrease of 18.3 percentage points. The loss ratio for the year ended December 31, 2013 included favorable loss

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

reserve development on prior accident years of $59.3 million, benefiting the loss ratio by 5.2 percentage points. The loss ratio for the year ended December 31, 2012 included favorable loss reserve development on prior accident years of $72.6 million, benefiting the loss ratio by 7.1 percentage points.

•
Net operating income available to Validus Re for the year ended December 31, 2013 was $498.2 million compared to $307.4 million, for the year ended December 31, 2012, an increase of $190.8 million, or 62.1%.

•
General and administrative expenses for the year ended December 31, 2013 were $91.3 million compared to $63.0 million for the year ended December 31, 2012, an increase of $28.2 million, or 44.7%. General and administrative expenses associated with the run-off from the Flagstone acquisition were $23.5 million for the year ended December 31, 2013.

Validus Re Segment - Fourth Quarter 2013 Results
Highlights for the fourth quarter include the following:

•
Gross premiums written for the three months ended December 31, 2013 were $10.3 million compared to $79.2 million for the three months ended December 31, 2012, a decrease of $69.0 million, or 87.1%. Gross premiums written for the three months ended December 31, 2013 included $17.2 million of property premiums and $nil of marine premiums, offset by ($6.9) million of specialty premiums, compared to $54.9 million of property premiums, $8.6 million of marine premiums and $15.7 million of specialty premiums for the three months ended December 31, 2012.

•	Net premiums earned for the three months ended December 31, 2013 were $250.3 million compared to $285.3 million for the three months ended December 31, 2012, a decrease of $35.0 million, or 12.3%.

•	The combined ratio for the three months ended December 31, 2013 was 69.1% compared to 136.2% for the three months ended December 31, 2012, a decrease of 67.1 percentage points.

•
The loss ratio for the three months ended December 31, 2013 was 44.2% compared to 116.1% for the three months ended December 31, 2012, a decrease of 71.9 percentage points. The loss ratio for the three months ended December 31, 2013 included unfavorable loss reserve development on prior accident years of $3.4 million, increasing the loss ratio by 1.3 percentage points. The loss ratio for the three months ended December 31, 2012 included favorable loss reserve development on prior accident years of $19.8 million, benefiting the loss ratio by 6.9 percentage points.

•
Net operating income available to Validus Re for the three months ended December 31, 2013 was $88.4 million compared to a loss of ($80.9) million, for the three months ended December 31, 2012, an increase of $169.4 million.

•
General and administrative expenses for the three months ended December 31, 2013 were $21.6 million compared to $14.7 million for the three months ended December 31, 2012, an increase of $6.9 million, or 46.9%. General and administrative expenses associated with the run-off from the Flagstone acquisition were $3.7 million for the three months ended December 31, 2013.

AlphaCat Segment - Full Year 2013 Results
Highlights for the year ended December 31, 2013 include the following:

•
Gross premiums written from our consolidated entities, including PaCRe, for the year ended December 31, 2013 were $147.0 million compared to $21.6 million for the year ended December 31, 2012, an increase of $125.4 million.

•
Managed gross premiums written, including our non-consolidated affiliates, for the year ended December 31, 2013 were $143.1 million compared to $148.1 million for the year ended December 31, 2012, a decrease of $4.9 million, or 3.3%.

•	Net premiums earned for the year ended December 31, 2013 were $137.4 million compared to $17.7 million for the year ended December 31, 2012, an increase of $119.7 million.

•	Income from operating affiliates for the year ended December 31, 2013 was $14.3 million compared to $12.6 million for the year ended December 31, 2012, an increase of $1.7 million.

•	Income attributable to operating affiliate investors for the year ended December 31, 2013 was $68.8 million compared to $nil for the year ended December 31, 2012, an increase of $68.8 million.

•	The combined ratio for the year ended December 31, 2013 was 36.9% compared to 54.2% for the year ended December 31, 2012, a decrease of 17.3 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	The loss ratio for the year ended December 31, 2013 was 12.8% compared to 0.0% for the year ended December 31, 2012, an increase of 12.8 percentage points.

•	Net operating income available to AlphaCat for the year ended December 31, 2013 was $45.2 million compared to $43.1 million, for the year ended December 31, 2012, an increase of $2.1 million, or 4.8%.
AlphaCat Segment - Fourth Quarter 2013 Results
Highlights for the fourth quarter include the following:

•
Gross premiums written from our consolidated entities, including PaCRe, for the three months ended December 31, 2013 were $0.3 million compared to $nil for the three months ended December 31, 2012, an increase of $0.3 million.

•
Managed gross premiums written, including our non-consolidated affiliates, for the three months ended December 31, 2013 were ($1.0) million compared to $nil for the three months ended December 31, 2012, a decrease of $1.0 million.

•	Net premiums earned for the three months ended December 31, 2013 were $37.6 million compared to $5.9 million for the three months ended December 31, 2012, an increase of $31.8 million.

•
Income from operating affiliates for the three months ended December 31, 2013 was $5.5 million compared to a loss from operating affiliates of ($0.6) million for the three months ended December 31, 2012, an increase of $6.1 million.

•
Income attributable to operating affiliate investors for the three months ended December 31, 2013 was $26.6 million compared to $nil for the three months ended December 31, 2012, an increase of $26.6 million.

•	The combined ratio for the three months ended December 31, 2013 was 25.6% compared to 45.6% for the three months ended December 31, 2012, a decrease of 20.0 percentage points.

•	The loss ratio for the three months ended December 31, 2013 was 1.7% compared to 0.0% for the three months ended December 31, 2012, an increase of 1.7 percentage points.

•
Net operating income available to AlphaCat for the three months ended December 31, 2013 was $11.8 million compared to $1.1 million, for the three months ended December 31, 2012, an increase of $10.7 million.

Talbot Segment - Full Year 2013 Results
Highlights for the year ended December 31, 2013 include the following:

•
Gross premiums written for the year ended December 31, 2013 were $1,091.9 million compared to $1,078.6 million for the year ended December 31, 2012, an increase of $13.3 million, or 1.2%. Gross premiums written for the year ended December 31, 2013 included $345.8 million of property premiums, $381.2 million of marine premiums and $364.8 million of specialty premiums compared to $324.9 million of property premiums, $396.2 million of marine premiums and $357.5 million of specialty premiums for the year ended December 31, 2012.

•	Net premiums earned for the year ended December 31, 2013 were $830.7 million compared to $832.3 million for the year ended December 31, 2012, a decrease of $1.6 million, or 0.2%.

•	The combined ratio for the year ended December 31, 2013 was 79.8% compared to 89.9% for the year ended December 31, 2012, a decrease of 10.1 percentage points.

•
The loss ratio for the year ended December 31, 2013 was 41.7% compared to 50.9% for the year ended December 31, 2012, a decrease of 9.2 percentage points. The loss ratio for the year ended December 31, 2013 included favorable loss

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

reserve development on prior accident years of $146.2 million, benefiting the loss ratio by 17.6 percentage points. The loss ratio for the year ended December 31, 2012 included favorable loss reserve development on prior accident years of $102.4 million, benefiting the loss ratio by 12.3 percentage points.

•
Net operating income available to Talbot for the year ended December 31, 2013 was $186.5 million compared to $104.2 million, for the year ended December 31, 2012, an increase of $82.3 million, or 79.0%.

Talbot Segment - Fourth Quarter 2013 Results
Highlights for the fourth quarter include the following:

•
Gross premiums written for the three months ended December 31, 2013 were $236.4 million compared to $241.1 million for the three months ended December 31, 2012, a decrease of $4.7 million, or 2.0%. Gross premiums written for the three months ended December 31, 2013 included $60.9 million of property premiums, $75.1 million of marine premiums and $100.4 million of specialty premiums compared to $62.3 million of property premiums, $81.5 million of marine premiums and $97.3 million of specialty premiums for the three months ended December 31, 2012.

•	Net premiums earned for the three months ended December 31, 2013 were $204.3 million compared to $208.1 million for the three months ended December 31, 2012, a decrease of $3.8 million, or 1.8%.

•	The combined ratio for the three months ended December 31, 2013 was 86.8% compared to 97.9% for the three months ended December 31, 2012, a decrease of 11.1 percentage points.

•
The loss ratio for the three months ended December 31, 2013 was 46.4% compared to 61.1% for the three months ended December 31, 2012, a decrease of 14.7 percentage points. The loss ratio for the three months ended December 31, 2013 included favorable loss reserve development on prior accident years of $37.0 million, benefiting the loss ratio by 18.1 percentage points. The loss ratio for the three months ended December 31, 2012 included favorable loss reserve development on prior accident years of $37.4 million, benefiting the loss ratio by 18.0 percentage points.

•
Net operating income available to Talbot for the three months ended December 31, 2013 was $33.4 million compared to $7.6 million, for the three months ended December 31, 2012, an increase of $25.8 million.

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the year ended December 31, 2013 were $68.8 million compared to $59.8 million for the year ended December 31, 2012, an increase of $9.0 million, or 15.0%. Share compensation expenses for the year ended December 31, 2013 were $9.9 million compared to $10.9 million for the year ended December 31, 2012, a decrease of $1.0 million, or 9.2%.
General and administrative expenses for the three months ended December 31, 2013 were $20.4 million compared to $16.0 million for the three months ended December 31, 2012, an increase of $4.4 million, or 27.3%. Share compensation expenses for the three months ended December 31, 2013 were $2.9 million compared to $2.8 million for the three months ended December 31, 2012, an increase of $0.1 million, or 4.9%.
Investments
Net investment income for the year ended December 31, 2013 was $96.1 million compared to $107.9 million for the year ended December 31, 2012, a decrease of $11.9 million, or 11.0%. Net investment income for the three months ended December 31, 2013 was $24.2 million compared to $28.8 million for the three months ended December 31, 2012, a decrease of $4.6 million, or 16.0%.
Net realized gains on investments for the year ended December 31, 2013 were $3.3 million compared to $18.2 million for the year ended December 31, 2012, an unfavorable movement of $15.0 million, or 82.1%. Net realized gains on investments for the three months ended December 31, 2013 were $4.4 million compared to net realized losses of ($4.5) million for the three months ended December 31, 2012, a favorable movement of $9.0 million, or 198.5%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Net unrealized losses on investments for the year ended December 31, 2013 were ($58.5) million compared to net unrealized gains of $17.6 million for the year ended December 31, 2012, an unfavorable movement of $76.1 million. Net unrealized losses on other investments for the year ended December 31, 2013 were driven by ($6.1) million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was ($5.5) million for the year ended December 31, 2013, leaving a net impact to the Company of ($0.6) million.
Net unrealized gains on investments for the three months ended December 31, 2013 were $20.1 million compared to net unrealized losses on investments of ($35.9) million for the three months ended December 31, 2012, a favorable movement of $56.0 million, or 156.2%. Net unrealized gains on other investments for the three months ended December 31, 2013 were primarily driven by $26.6 million in net unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was $23.9 million for the three months ended December 31, 2013, leaving a net impact to the Company of $2.7 million.
Finance Expenses
Finance expenses for the year ended December 31, 2013 were $64.2 million compared to $53.9 million for the year ended December 31, 2012, an increase of $10.3 million, or 19.2%. Finance expenses for the three months ended December 31, 2013 were $16.9 million compared to $14.5 million for the three months ended December 31, 2012, an increase of $2.4 million, or 16.6%.
Shareholders' Equity and Capitalization
As at December 31, 2013, total shareholders' equity was $4.2 billion including $497.7 million of noncontrolling interest. Shareholders' equity available to Validus was $3.7 billion as at December 31, 2013. Book value per diluted common share was $36.23 at December 31, 2013, compared to $35.67 at September 30, 2013. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure is presented at the end of this release.
Total capitalization at December 31, 2013 was $5.1 billion, including $541.4 million of junior subordinated deferrable debentures, $247.2 million of senior notes and $86.5 million of redeemable noncontrolling interest. Total capitalization available to Validus at December 31, 2013 was $4.5 billion, excluding $497.7 million of noncontrolling interest and $86.5 million of redeemable noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
For the three and twelve months ended December 31, 2013, the number of shares repurchased were 4.0 million and 13.7 million, respectively. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at September 30, 2013				Quarter ended
Effect of share repurchases:	(cumulative)	October	November	December	December 31, 2013
Aggregate purchase price (a)	$1,564,029	$6,714	$79,081	$70,525	$156,320
Shares repurchased	52,849,445	170,001	1,999,551	1,786,313	3,955,865
Average price (a)	$29.59	$39.49	$39.55	$39.48	$39.52

Estimated cumulative net accretive (dilutive) impact on:
Book value per diluted common share (b)					2.07
Earnings per diluted share - Quarter (c)					0.30

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at December 31, 2013	January	As at January 29, 2014	Cumulative to Date Effect
Aggregate purchase price (a)	$1,720,349	$38,541	$38,541	$1,758,890
Shares repurchased	56,805,310	1,031,436	1,031,436	57,836,746
Average price (a)	$30.29	$37.37	$37.37	$30.41
(a) Share transactions are on a trade date basis through January 29, 2014 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2014 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on earnings per diluted share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to earnings per diluted share.

Conference Call
The Company will host a conference call for analysts and investors on January 31, 2014 at 10:00 AM (Eastern) to discuss the fourth quarter 2013 financial results and related matters. The conference call may be accessed by dialing 1-888-771-4371 (toll-free U.S.) or 1-847-585-4405 (international) and entering the passcode 36293466. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 14, 2014, by dialing 1-888-843-7419 (toll-free U.S.) or 1-630-652-3042 (international) and entering the passcode 36293466.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through February 14, 2014. In addition, a financial supplement relating to the Company's financial results for the three months and year ended December 31, 2013 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd. (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.
Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Allison Gunther

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at December 31, 2013 and December 31, 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2013	December 31, 2012

Assets
Fixed maturities, at fair value (amortized cost: 2013—$5,522,853; 2012—$5,008,514)	$5,542,258	$5,085,334
Short-term investments at fair value (amortized cost: 2013—$751,734; 2012—$1,112,929)	751,778	1,114,250
Other investments at fair value (cost: 2013—$637,728; 2012—$583,068)	618,316	564,448
Cash and cash equivalents	1,056,346	1,219,379
Total investments and cash	7,968,698	7,983,411
Investments in affiliates	141,243	172,329
Premiums receivable	697,233	802,159
Deferred acquisition costs	134,269	146,588
Prepaid reinsurance premiums	103,251	99,593
Securities lending collateral	3,392	225
Loss reserves recoverable	370,154	439,967
Paid losses recoverable	80,080	46,435
Intangible assets	106,407	110,569
Goodwill	20,393	20,393
Accrued investment income	18,876	21,321
Other assets	202,436	177,274
Total assets	$9,846,432	$10,020,264

Liabilities
Reserve for losses and loss expenses	$3,030,399	$3,517,573
Unearned premiums	824,496	894,362
Reinsurance balances payable	154,874	138,550
Securities lending payable	3,858	691
Deferred income taxes	19,086	20,259
Net payable for investments purchased	19,383	38,346
Accounts payable and accrued expenses	278,187	167,577
Notes payable to operating affiliates	439,272	—
Senior notes payable	247,198	247,090
Debentures payable	541,416	540,709
Total liabilities	5,558,169	5,565,157

Commitments and contingent liabilities
Redeemable noncontrolling interest	86,512	—

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2013—154,488,497; 2012—152,698,191; Outstanding: 2013—96,044,312; 2012—107,921,259)	27,036	26,722
Treasury shares (2013—58,444,185; 2012—44,776,932)	(10,228)	(7,836)
Additional paid-in-capital	1,677,894	2,160,478
Accumulated other comprehensive (loss)	(617)	(2,953)
Retained earnings	2,010,009	1,844,416
Total shareholders' equity available to Validus	3,704,094	4,020,827

Noncontrolling interest	497,657	434,280

Total shareholders' equity	4,201,751	4,455,107

Total liabilities, noncontrolling interests and shareholders' equity	$9,846,432	$10,020,264

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months and year ended December 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Underwriting income
Gross premiums written	$237,273	$311,847	$2,401,106	$2,166,440
Reinsurance premiums ceded	(24,558)	(35,659)	(372,585)	(307,506)
Net premiums written	212,715	276,188	2,028,521	1,858,934
Change in unearned premiums	279,523	223,098	73,524	14,282
Net premiums earned	492,238	499,286	2,102,045	1,873,216

Underwriting deductions
Losses and loss expenses	206,152	458,310	793,932	999,446
Policy acquisition costs	84,647	81,814	360,310	334,698
General and administrative expenses	82,930	65,095	315,265	263,652
Share compensation expenses	8,147	7,126	27,630	26,709
Total underwriting deductions	381,876	612,345	1,497,137	1,624,505

Underwriting income (loss)	$110,362	$(113,059)	$604,908	$248,711

Net investment income	24,204	28,802	96,072	107,936
Other income	4,046	187	8,343	22,396
Finance expenses	(16,925)	(14,510)	(64,177)	(53,857)
Operating income (loss) before taxes, income (loss) from operating affiliates and (income) attributable to operating affiliate investors	$121,687	$(98,580)	$645,146	$325,186
Tax (expense)	(603)	(615)	(383)	(2,501)
Income (loss) from operating affiliates	5,510	(614)	14,289	12,580
(Income) attributable to operating affiliate investors	(26,607)	—	(68,763)	—
Net operating income (loss)	$99,987	$(99,809)	$590,289	$335,265

Net realized gains (losses) on investments	4,448	(4,516)	3,258	18,233
Net unrealized gains (losses) on investments	20,137	(35,857)	(58,481)	17,585
Income (loss) from investment affiliate	516	(406)	4,790	(964)
Foreign exchange (losses) gains	(2,230)	1,181	2,505	4,798
Gain on bargain purchase, net of expenses (a)	—	21,485	—	17,701
Net income (loss)	$122,858	$(117,922)	$542,361	$392,618

Net (income) loss attributable to noncontrolling interest	(27,526)	27,206	(9,695)	15,820

Net income (loss) available (attributable) to Validus	$95,332	$(90,716)	$532,666	$408,438

Selected ratios:
Net premiums written / Gross premiums written	89.6%	88.6%	84.5%	85.8%

Losses and loss expenses	41.9%	91.8%	37.8%	53.4%
Policy acquisition costs	17.2%	16.4%	17.1%	17.9%
General and administrative expenses (b)	18.5%	14.5%	16.3%	15.5%
Expense ratio	35.7%	30.9%	33.4%	33.4%

Combined ratio	77.6%	122.7%	71.2%	86.8%

(a) The gain on bargain purchase, net of expenses, arose from the acquisition of Flagstone Reinsurance Holdings S.A. on November 30, 2012 and is net of transaction related expenses which include legal, financial advisory, audit related services and termination expenses.
(b) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the three months ended December 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31, 2013					Three Months Ended December 31, 2012
	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	10,250	252	236,374	(9,603)	237,273	79,233	(4)	241,100	(8,482)	311,847
Reinsurance premiums ceded	28	—	(34,189)	9,603	(24,558)	(7,074)	—	(37,067)	8,482	(35,659)
Net premiums written	10,278	252	202,185	—	212,715	72,159	(4)	204,033	—	276,188
Change in unearned premiums	239,982	37,389	2,152	—	279,523	213,105	5,895	4,098	—	223,098
Net premiums earned	250,260	37,641	204,337	—	492,238	285,264	5,891	208,131	—	499,286

Underwriting deductions
Losses and loss expenses	110,728	641	94,783	—	206,152	331,130	—	127,180	—	458,310
Policy acquisition costs	38,584	3,842	43,646	(1,425)	84,647	40,703	589	41,745	(1,223)	81,814
General and administrative expenses	21,611	5,008	35,952	20,359	82,930	14,716	2,011	32,371	15,997	65,095
Share compensation expenses	2,247	154	2,859	2,887	8,147	1,849	84	2,442	2,751	7,126
Total underwriting deductions	173,170	9,645	177,240	21,821	381,876	388,398	2,684	203,738	17,525	612,345

Underwriting income (loss)	77,090	27,996	27,097	(21,821)	110,362	(103,134)	3,207	4,393	(17,525)	(113,059)

Net investment income	19,576	1,044	4,565	(981)	24,204	23,812	1,076	4,835	(921)	28,802
Other (loss) income	(2,792)	8,985	1,255	(3,402)	4,046	856	992	—	(1,661)	187
Finance expenses	(3,978)	(1,461)	(3)	(11,483)	(16,925)	(2,315)	(2,566)	62	(9,691)	(14,510)
Operating income (loss) before taxes, income (loss) from operating affiliates and (income) attributable to operating affiliate investors	89,896	36,564	32,914	(37,687)	121,687	(80,781)	2,709	9,290	(29,798)	(98,580)
Tax (expense) benefit	(1,483)	—	513	367	(603)	(157)	—	(1,667)	1,209	(615)
Income (loss) from operating affiliates	—	5,510	—	—	5,510	—	(614)	—	—	(614)
(Income) attributable to operating affiliate investors	—	(26,607)	—	—	(26,607)	—	—	—	—	—
Net operating income (loss) (a)	88,413	15,467	33,427	(37,320)	99,987	(80,938)	2,095	7,623	(28,589)	(99,809)
Net operating (income) attributable to noncontrolling interest	—	(3,618)	—	—	(3,618)	—	(987)	—	—	(987)
Net operating income (loss) available (attributable) to Validus	88,413	11,849	33,427	(37,320)	96,369	(80,938)	1,108	7,623	(28,589)	(100,796)

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the year ended December 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information

	Year Ended December 31, 2013					Year Ended December 31, 2012
	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	1,242,522	147,009	1,091,890	(80,315)	2,401,106	1,131,959	21,603	1,078,636	(65,758)	2,166,440
Reinsurance premiums ceded	(226,264)	(525)	(226,111)	80,315	(372,585)	(144,578)	—	(228,686)	65,758	(307,506)
Net premiums written	1,016,258	146,484	865,779	—	2,028,521	987,381	21,603	849,950	—	1,858,934
Change in unearned premiums	117,679	(9,070)	(35,085)	—	73,524	35,890	(3,937)	(17,671)	—	14,282
Net premiums earned	1,133,937	137,414	830,694	—	2,102,045	1,023,271	17,666	832,279	—	1,873,216

Underwriting deductions
Losses and loss expenses	430,026	17,569	346,337	—	793,932	575,416	—	424,030	—	999,446
Policy acquisition costs	180,779	13,853	170,738	(5,060)	360,310	154,362	1,774	183,926	(5,364)	334,698
General and administrative expenses	91,260	18,765	136,458	68,782	315,265	63,048	7,532	133,281	59,791	263,652
Share compensation expenses	7,668	468	9,613	9,881	27,630	7,763	279	7,789	10,878	26,709
Total underwriting deductions	709,733	50,655	663,146	73,603	1,497,137	800,589	9,585	749,026	65,305	1,624,505

Underwriting income (loss)	424,204	86,759	167,548	(73,603)	604,908	222,682	8,081	83,253	(65,305)	248,711

Net investment income	81,346	3,865	18,061	(7,200)	96,072	88,727	3,748	21,310	(5,849)	107,936
Other income (loss)	8,445	26,424	1,819	(28,345)	8,343	5,085	23,229	2,033	(7,951)	22,396
Finance expenses	(16,111)	(5,734)	(259)	(42,073)	(64,177)	(8,943)	(3,061)	(162)	(41,691)	(53,857)
Operating income (loss) before taxes, income (loss) from operating affiliates and (income) attributable to operating affiliate investors	497,884	111,314	187,169	(151,221)	645,146	307,551	31,997	106,434	(120,796)	325,186
Tax benefit (expense)	272	—	(671)	16	(383)	(168)	—	(2,229)	(104)	(2,501)
Income from operating affiliates	—	14,289	—	—	14,289	—	12,580	—	—	12,580
(Income) attributable to operating affiliate investors	—	(68,763)	—	—	(68,763)	—	—	—	—	—
Net operating income (loss) (a)	498,156	56,840	186,498	(151,205)	590,289	307,383	44,577	104,205	(120,900)	335,265
Net operating (income) attributable to noncontrolling interest	—	(11,617)	—	—	(11,617)	—	(1,433)	—	—	(1,433)
Net operating income (loss) available (attributable) to Validus	498,156	45,223	186,498	(151,205)	578,672	307,383	43,144	104,205	(120,900)	333,832

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Managed Gross Premiums Written
For the three months and year ended December 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

Consolidated

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Total gross premiums written	$237,273	$311,847	$2,401,106	$2,166,440
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011, Ltd.	(1,291)	8	(3,468)	94,317
Gross premiums written on behalf of AlphaCat Re 2012, Ltd.	—	(45)	(395)	32,171
Total managed gross premiums written	$235,982	$311,810	$2,397,243	$2,292,928

AlphaCat segment

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Total gross premiums written	$252	$(4)	$147,009	$21,603
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011, Ltd.	(1,291)	8	(3,468)	94,317
Gross premiums written on behalf of AlphaCat Re 2012, Ltd.	—	(45)	(395)	32,171
Total managed gross premiums written	$(1,039)	$(41)	$143,146	$148,091

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three months and year ended December 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Net income (loss) available (attributable) to Validus	$95,332	$(90,716)	$532,666	$408,438
Adjustments for:
Gain on bargain purchase, net of expenses (a)	—	(21,485)	—	(17,701)
Net realized (gains) losses on investments	(4,448)	4,516	(3,258)	(18,233)
Net unrealized (gains) losses on investments	(20,137)	35,857	58,481	(17,585)
(Income) loss from investment affiliate	(516)	406	(4,790)	964
Foreign exchange losses (gains)	2,230	(1,181)	(2,505)	(4,798)
Net income (loss) attributable to noncontrolling interest	23,908	(28,193)	(1,922)	(17,253)
Net operating income (loss) available (attributable) to Validus	96,369	(100,796)	578,672	333,832
Less: Dividends and distributions declared on outstanding warrants	(1,552)	(1,572)	(19,214)	(6,693)
Net operating income (loss) available (attributable) to Validus, adjusted	$94,817	$(102,368)	$559,458	$327,139

Net income (loss) per share available (attributable) to Validus - diluted	$0.93	$(0.94)	$4.94	$3.99
Adjustments for:
Gain on bargain purchase, net of expenses (a)	—	(0.23)	—	(0.17)
Net realized (gains) losses on investments	(0.04)	0.05	(0.03)	(0.18)
Net unrealized (gains) losses on investments	(0.20)	0.37	0.57	(0.17)
(Income) loss from investment affiliate	—	—	(0.06)	0.01
Foreign exchange losses (gains)	0.02	(0.01)	(0.02)	(0.05)
Net income (loss) attributable to noncontrolling interest	0.23	(0.29)	(0.02)	(0.17)
Net operating income (loss) per share available (attributable) to Validus - diluted	$0.94	$(1.05)	$5.38	$3.26

Weighted average number of common shares and common share equivalents	102,928,482	97,688,338	103,970,289	102,384,923

Average shareholders' equity available to Validus	$3,744,128	$3,827,340	$3,806,166	$3,624,090

Annualized net operating return on average equity	10.3%	(10.5)%	15.2%	9.2%

(a) The gain on bargain purchase, net of expenses, arises from the acquisition of Flagstone Reinsurance Holdings S.A. on November 30, 2012 and is net of transaction related expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at December 31, 2013 and December 31, 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at December 31, 2013
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,704,094	96,044,312		$38.57

Book value per diluted common share
Total shareholders' equity available to Validus	3,704,094	96,044,312
Assumed exercise of outstanding warrants	98,513	5,296,056	$18.60
Assumed exercise of outstanding stock options	29,688	1,572,713	$18.88
Unvested restricted shares	—	2,853,083
Book value per diluted common share	$3,832,295	105,766,164		$36.23
Adjustment for accumulated dividends				7.68
Book value per diluted common share plus accumulated dividends				$43.91

	As at December 31, 2012
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$4,020,827	107,921,259		$37.26

Book value per diluted common share
Total shareholders' equity available to Validus	4,020,827	107,921,259
Assumed exercise of outstanding warrants	118,015	6,410,472	$18.41
Assumed exercise of outstanding stock options	37,745	1,823,947	$20.69
Unvested restricted shares	—	2,443,631
Book value per diluted common share	$4,176,587	118,599,309		$35.22
Adjustment for accumulated dividends				4.48
Book value per diluted common share plus accumulated dividends				$39.70

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K/A and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), managed gross premiums written, annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. A reconciliation of managed gross premiums written to gross premiums written, the most comparable U.S. GAAP financial measure, is presented in the section above entitled "Managed Gross Premiums Written".
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, gain on bargain purchase, net of expenses, net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Managed gross premiums written represents gross premiums written by the Company and its operating affiliates.  Managed gross premiums written differs from total gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of premiums written on behalf of the Company's operating affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., which are accounted for under the equity method of accounting.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com